EXHIBIT 3.1.1

CERTIFICATE OF FORMATION

OF

VOLKSWAGEN AUTO LEASE UNDERWRITTEN FUNDING, LLC

The undersigned desires to form a limited liability company pursuant to the provisions of the Delaware Limited Liability Company Act, 6 Del C.ss.18-101 et seq., and hereby states as follows:

ARTICLE I

The name of the limited liability company is Volkswagen Auto Lease Underwritten Funding, LLC (hereinafter referred to as the “Company”).

ARTICLE II

The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange St., County of New Castle, Wilmington, Delaware 19801.

ARTICLE III

The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange St., County of New Castle, Wilmington, Delaware 19801.

IN WITNESS OF THE FOREGOING, the undersigned has duly executed this Certificate of Formation this 8th day of August, 2002.

By:	/s/ Kevin Warns
Kevin Warns
Authorized Person